EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors
Buffalo Wild Wings, Inc.

We consent to the use of our reports dated February 21, 2012, with respect to the consolidated balance sheets of Buffalo Wild Wings, Inc. (the Company) and subsidiaries as of December 25, 2011 and December 26, 2010, and the related consolidated statements of earnings, stockholders' equity, and cash flows for each of the fiscal years in the three-year period ended December 25, 2011, and the related financial statement schedule of valuation and qualifying accounts, and the effectiveness of internal control over financial reporting as of December 25, 2011, which reports appear in the Company’s annual report on Form 10-K for the fiscal year ended December 25, 2011 incorporated herein by reference.

Minneapolis, Minnesota                                                                                                                                                                /s/ KPMG LLP
May 22, 2012